Exhibit 3(i)

                                State of Indiana
                        Office of the Secretary of State

                           CERTIFICATE OF AMENDMENT of
                         NATIONAL HEALTH PARTNERS, INC.

I. Charles P. White, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation has been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.












NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, January 07,2011.


[SEAL] In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis. January 07. 2011


                                        /s/ Charles P. White

                                        CHARLES P. WHITE,
                                        SECRETARY OF STATE

                                                          APPROVED AND FILED
                                                           CHARLES P. WHITE
                                                      INDIANA SECRETARY OF STATE
                                                           1/7/2011 12:17PM


                              ARTICLES OF AMENDMENT

 Formed pursuant to the provisions of the Indiana Business Corporation Law.

                                  ENTITY NAME
--------------------------------------------------------------------------------

NATIONAL HEALTH PARTNERS, INC.

Creation Date: 3/10/1989

                            PRINCIPAL OFFICE ADDRESS
--------------------------------------------------------------------------------

C/O BRUCE O. BOXBERGER 1400 ONE SUMMIT SQUARE, FORT WAYNE, IN 46802

                           REGISTERED OFFICE AND AGENT

CT CORPORATION SYSTEMS
 251 EAST OHIO ST., SUITE 1100,, INDIANAPOLIS, IN 46204

                        OFFICERS AND BOARD OF DIRECTORS
--------------------------------------------------------------------------------

Alex Souflas
President
120 Gibraltar Road Suite 107, Horsham, PA 19044

Alex Souflas
Secretary
120 Gibraltar Road Suite 107, Horsham, PA 19044

                              GENERAL INFORMATION
--------------------------------------------------------------------------------

                        Adoption Date: 12/28/2010
                        Effective Date: 1/7/2011
                        Electronic Signature: DAVID WISE
                        Signator's Title: ATTORNEY

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                           MANNER AND ADOPTION OF VOTE

Adopted by vote of the shareholders of the Corporation during a meeting called by the Board of Directors. The result of such vote is as follows:

                    Shares entitled to vote: 94,694,919
                    Number of shares represented at the meeting: 50,121,399 Shares voted in favor: 47,549,393
                    Shares voted against: 2,473,184

                               ADDITIONAL ARTICLES

Article III : THE TOTAL NUMBER OF SHARES OF STOCK WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS TWO HUNDRED FIFTY MILLION (250,000,000) WITH A PAR VALUE OF $.001 PER SHARE, ALL OF WHICH SHALL BE SHARES OF COMMON STOCK.

Article V : THE PURPOSES OF THE CORPORATION ARE TO OFFER A MEDICAL DISCOUNT PLAN THROUGH THE CORPORATION'S CAREXPRESS PROGRAM AND TO CONDUCT ALL OTHER BUSINESS THAT IS LAWFUL IN STATE OF INDIANA.


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